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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

         Date of report (Date of earliest event reported): June 4, 2007


                      WESTBOROUGH FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


        Massachusetts                  000-27997                 04-3504121
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

                   100 E. Main Street, Westborough, MA 01581
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (508) 366-4111

                                 Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01 Other Events.

On November 13, 2006, Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank (collectively, the "Assabet entities"), Westborough Bancorp, MHC ("Westborough MHC"), Westborough Financial Services, Inc. (the "Company") and The Westborough Bank ("Westborough Bank") entered into an Agreement and Plan of Merger (the "Merger Agreement").

On June 4, 2007, a purported class action (Philippe E. Gut and Gwen Pratt Gut v. Joseph F. MacDonough, et al.) was filed against the Company, its directors, Westborough MHC, Westborough Bank and the Assabet entities in Worcester County, Massachusetts, Superior Court.

Among other things, the complaint: (1) alleges breach of fiduciary duty and self dealing by the Company's directors in connection with approval of the Merger Agreement; (2) alleges aiding and abetting breach of fiduciary duty by the Assabet entities; (3) asks for declaratory judgment that the Merger Agreement is null, void and of no effect; (4) asks for declaratory judgment that the Company's directors violated their fiduciary duties in connection with approval of the Merger Agreement; (5) asks that the defendants be enjoined from taking steps to accomplish or implement the merger under the terms set forth in the Merger Agreement; and (6) asks for judgment that the action is a proper class action and that the plaintiffs are proper class representatives.

The Company believes that the suit is without merit and intends to vigorously defend the suit.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     WESTBOROUGH FINANCIAL SERVICES, INC.

                                     By:    /s/ John L. Casagrande
                                            -----------------------------------
                                     Name:  John L. Casagrande
                                     Title: Senior Vice President and Treasurer

Date: June 8, 2007